UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION
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(Exact Name of Registrant as Specified in Charter)

Nevada	000-25416	20-3014499
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(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification Number)

14255 U.S. Highway 1, Suite 209
Juno Beach, Florida 33408
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(Address of Principal Executive Offices)

(561) 630-2977
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(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events.

Item 8.01 Other Events.

On May 6, 2008, the Registrant filed a Certificate of Amendment to Articles of Incorporation to effectuate, effective May 12,
2008, a one-for-ten reverse split of the Registrant’s common stock (the “Reverse Stock Split”). Pursuant to the terms of the
Reverse Stock Split, each ten shares of the Registrant’s common stock held by the shareholders of record at the close of trading on May 9, 2008 (the “Record Date”) shall, on May 12, 2008 (the “Effective Date”), automatically become the equivalent of one
(1) share of post Reverse Stock Split common stock of the Registrant. Concurrently with the Reverse Stock Split, the Certificate of Amendment to Articles of Incorporation also effectuated a pro-rata reduction in the authorized capital stock of the Registrant from 2,500,000,000 shares, consisting of 2,000,000,000 shares of par value $.001 per share common stock and 500,000,000 shares of par value $.001 per share preferred stock, to 250,000,000 shares of capital stock, consisting of 200,000,000 shares of par value $.001 per share common stock and 50,000,000 shares of par value $.001 per share preferred stock. The Certificate of
Amendment to Articles of Incorporation did not change the par value per share of the Registrant’s common stock or preferred stock.

As a result of the Reverse Stock Split, beginning on May 12, 2008 the OTC bulletin board trading symbol of the Registrant’s common stock shall be changed from “UPDA” to “UPDV”, and the new CUSIP number for the common shares shall be
91379U 40 2.

Section 9. Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description

4.1	Certificate of Amendment to Articles of Incorporation of Universal Property Development and Acquisition Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Property Development and Acquisition
Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2008

UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION

By:	/s/ Kamal Abdallah
Kamal Abdallah
President and Principal Executive Officer